EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2000 relating to the financial statements, which appears in the 1999 Annual Report Financials of S&K Famous Brands, Inc., which is incorporated by reference in S&K Famous Brands, Inc.'s Annual Report on Form 10-K for the year ended January 29, 2000.


                                   /s/ PricewaterhouseCoopers LLP

Richmond, Virginia
May 17, 2000